UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On August 22, 2012, Strategic Storage Trust, Inc. (the "Registrant") issued a press release announcing the acquisition of the first phase of the Stockade Portfolio (defined below). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01. Other Events.

As reported earlier, on June 19, 2012, the Registrant, through a wholly-owned subsidiary of the Registrant's operating partnership, entered into a purchase and sale agreement with unaffiliated third parties for the acquisition of 16 self storage facilities located in Georgia, Florida and South Carolina (the "Stockade Portfolio"). The purchase and sale agreement was subsequently amended to adjust the purchase price. The aggregate purchase price for the Stockade Portfolio is now $75.1 million, plus closing costs and acquisition fees. The average physical occupancy of the 16 properties in the Stockade Portfolio was approximately 72.7% as of July 31, 2012.

On August 16, 2012, the Registrant closed on the purchase of the first phase of the Stockade Portfolio for a purchase price of $25 million, which purchase price was funded with net proceeds from the Registrant's public offering. The Registrant incurred acquisition fees of $625,000 in connection with this acquisition.

A summary of the properties in the first phase of the Stockade Portfolio is as follows:

Property	Address	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units
Savannah I - GA	1060 King George Blvd., Savannah, GA	$2,800,000	2002	68,700	590
Savannah II - GA	782 King George Blvd., Savannah, GA	$2,500,000	2001	67,100	450
Columbia - SC	512 Percival Rd., Columbia, SC	$2,100,000	2003	65,400	490
Lexington I - SC	890 St. Peters Church Rd., Lexington, SC	$2,100,000	2010	35,400	250
Stuart I - FL	1990 NW Federal Hwy. 1, Stuart, FL	$2,850,000	2004	51,500	370
Lexington II - SC	120 Northpoint Dr., Lexington, SC	$3,950,000	1998/2003	86,500	580
Stuart II - FL	6195 South Kanner Hwy., Stuart, FL	$3,700,000	2008	54,700	380
Bluffton - SC	298 Red Cedar St., Bluffton, SC	$5,000,000	2008	78,900	660
TOTAL		$25,000,000		508,200	3,770

The Registrant's portfolio now includes 100 wholly-owned properties in 17 states and Canada.

The Registrant expects the acquisition of the remainder of the Stockade Portfolio to close in two additional phases in the fourth quarter of 2012. The Registrant expects to fund phase two and phase three of the Stockade Portfolio with a combination of net proceeds from the Registrant's public offering and indebtedness. The Registrant's ability to close phase two and phase three of the Stockade Portfolio will be generally based upon:

- the ability of the Registrant to obtain debt and raise sufficient net proceeds from its public offering;

- satisfaction of the conditions to the acquisition in accordance with the purchase agreement; and

- no material adverse changes relating to the properties, the sellers of the properties or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of phase two and phase three of the Stockade Portfolio. In some circumstances, if the Registrant fails to complete the acquisitions, it may forfeit up to $2.0 million in earnest money.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release Announcing Acquisition of First Phase of Stockade Portfolio

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: August 22, 2012	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer